UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2016

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2016, PAREXEL International Corporation (“PAREXEL” or the “Company”) entered into short term unsecured revolving credit facility with HSBC Bank USA, National Association (“HSBC”) providing for loans in the aggregate principal amount of up to $100,000,000 (the “Facility”) at any time outstanding.

All outstanding loans under the Facility mature on June 22, 2017 (the “Maturity Date”) unless earlier payment is required under the terms of the Facility. In addition, PAREXEL’s borrowing capacity under the Facility will be reduced by the amount of any increase in its existing revolving credit facility under the 2016 Bank of America Facility (defined below). Borrowings made under the Facility bear interest, at PAREXEL’s determination, at a base rate plus a margin (such margin not to exceed a per annum rate of 1.000%) based on a consolidated net leverage ratio for the prior four fiscal quarters (the “Leverage Ratio”), or at a LIBOR rate plus a margin (such margin not to exceed a per annum rate of 2.000%) based on the Leverage Ratio. Loans outstanding under the Facility may be prepaid at any time in whole or in part without premium or penalty, other than customary breakage costs, if any, subject to the terms and conditions of the Facility.

The obligations of PAREXEL under the Facility may be accelerated upon the occurrence of an event of default under the Facility, which includes customary events of default, including payment defaults, the inaccuracy of representations or warranties and events of default under the 2016 Bank of America Facility (defined below), which also includes payment defaults and other customary events of default.

PAREXEL has a banking relationship with HSBC. PAREXEL, certain subsidiaries of PAREXEL, Bank of America, N.A. as administrative agent, and the other lenders party thereto entered into a Third Amended and Restated Credit Agreement for a credit facility on March 11, 2016 (the “2016 Bank of America Facility”), which remains in effect in accordance with its terms. HSBC is a lender under the 2016 Bank of America Facility.

The foregoing description of the Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Revolving Credit Facility – Letter Loan Agreement, dated December 23, 2016, between HSBC and PAREXEL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016	PAREXEL International Corporation
By:	/s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach Title: Chairman & CEO

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Revolving Credit Facility – Letter Loan Agreement, dated December 23, 2016, between HSBC and PAREXEL.